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                                                                    EXHIBIT 99.2

                       LA JOLLA PHARMACEUTICAL ANNOUNCES
                               EXECUTIVE PROMOTION

SAN DIEGO, MARCH 10, 2004 -- La Jolla Pharmaceutical Company (Nasdaq: LJPC) today announced the promotion of Gail Sloan to Vice President of Finance, Controller and Secretary.

"Gail has played an important role in the growth and progress of the Company," said Steven Engle, Chairman and CEO. "Her financial leadership and experience are greatly valued. We commend her for her accomplishments and congratulate her on this promotion."

Ms. Sloan joined La Jolla Pharmaceutical Company in 1996 as Assistant Controller. She was promoted to Controller in 1997 and to Senior Director of Finance and Controller in 2002. She was appointed Secretary in 1999. Prior to joining the Company, Ms. Sloan held positions with Affymax Research Institute, a drug discovery research company, and Ernst & Young, LLP. Ms. Sloan holds a B.S. in Business Administration from California Polytechnic State University San Louis Obispo and is a Certified Public Accountant.

La Jolla Pharmaceutical Company is a biotechnology company developing therapeutics for antibody-mediated autoimmune diseases and inflammation afflicting several million people in the United States and Europe. The Company is developing Riquent(R), formerly known as LJP 394, for the treatment of lupus kidney disease, a leading cause of sickness and death in patients with lupus. The Company is also developing LJP 1082 for the treatment of antibody-mediated thrombosis, a condition in which patients suffer from recurrent stroke, deep-vein thrombosis and other thrombotic events, and is in the early stage of developing small molecules to treat various other autoimmune and inflammatory conditions. The Company's common stock is traded on The Nasdaq Stock Market under the symbol LJPC. For more information about the Company, visit its website: http://www.ljpc.com.

Except for historical statements, this press release contains forward-looking statements involving significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from our current expectations. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression. Although our New Drug Application ("NDA") for Riquent(R) has been accepted by the United States Food and Drug Administration (the "FDA") for review, there is no guarantee that the FDA will approve Riquent in a timely manner, or at all. Our analyses of clinical results of Riquent, previously known as LJP 394, our drug candidate for the treatment of systemic lupus erythematosus ("lupus"), and LJP 1082, our drug candidate for the treatment of antibody-mediated thrombosis ("thrombosis"), are ongoing and could result in a finding that these drug candidates are not effective in large patient populations, do not provide a meaningful clinical benefit, or may reveal a potential safety issue requiring us to develop new candidates. The analysis of the data from our Phase 3 trial of Riquent has shown that the trial did not reach statistical significance with


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respect to its primary endpoint, time to renal flare. Although our NDA for
Riquent has been accepted for review by the FDA, the results from our clinical trials of Riquent may not ultimately be sufficient to obtain regulatory clearance to market Riquent either in the United States or Europe, and we may be required to conduct additional clinical studies to demonstrate the safety and efficacy of Riquent in order to obtain marketing approval. There is no guarantee, however, that we will have the necessary resources to complete any additional trial, that we will elect to conduct an additional trial, or that any additional trial will sufficiently demonstrate the safety and efficacy of Riquent. Our blood test to measure the binding affinity for Riquent is experimental, has not been validated by independent laboratories and will likely be reviewed as part of the Riquent approval process. Our other potential drug candidates are at earlier stages of development and involve comparable risks. Analysis of our clinical trials could have negative or inconclusive results. Any positive results observed to date may not be indicative of future results. In any event, regulatory authorities may require additional clinical trials, or may not approve our drugs. Our ability to develop and sell our products in the future may be adversely affected by the intellectual property rights of third parties. Additional risk factors include the uncertainty and timing of: obtaining required regulatory approvals, including delays associated with any approvals that we may obtain; the clear need for additional financing; our ability to pass FDA pre-approval inspections of our manufacturing facilities and processes; the increase in capacity of our manufacturing capabilities for possible commercialization; successfully marketing and selling our products; our lack of manufacturing, marketing, and sales experience; generating future revenue from product sales or other sources such as collaborative relationships; future profitability; and our dependence on patents and other proprietary rights. Readers are cautioned to not place undue reliance upon forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date hereof. Interested parties are urged to review the risks described in our Annual Report on Form 10-K for the year ended December 31, 2002, and in other reports and registration statements that we file with the Securities and Exchange Commission from time to time.

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